UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2015

Silver Bay Realty Trust Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-35760	90-0867250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 Fernbrook Lane North, Suite 210 Plymouth, MN 55447
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:   (952) 358-4400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07           Submission of Matters to a Vote of Security Holders

Silver Bay Realty Trust Corp. (the "Company") held its 2015 Annual Meeting of Stockholders on May 20, 2015 for the purpose of electing eight directors and ratifying the appointment of Ernst & Young LLP as its independent registered public accounting firm.

For more information on the proposals described below, refer to the Company’s proxy statement dated April 2, 2015, which was filed with the Securities and Exchange Commission on April 2, 2015. As of the record date, there were a total of 36,363,319 shares of common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 32,471,833 shares of common stock, or approximately 89%, were represented in person or by proxy; therefore, a quorum was present.

Proposal 1 — Election of Directors

The eight nominees proposed by the Company’s Board of Directors were elected to serve as a director until its Annual Meeting of Stockholders to be held in 2016 and until his or her successor is duly elected and qualified. The voting results for each nominee were as follows:

Nominee	For	Withheld	Broker Non-Votes
Thomas W. Brock	24,410,188	193,687	7,867,958
Daryl J. Carter	24,348,453	255,422	7,867,958
Tanuja M. Dehne	24,334,019	269,856	7,867,958
Stephen G. Kasnet	21,407,164	3,196,711	7,867,958
Irvin R. Kessler	22,958,131	1,645,744	7,867,958
David N. Miller	23,953,060	650,815	7,867,958
Thomas Siering	22,048,931	2,554,944	7,867,958
Ronald N. Weiser	24,334,847	269,028	7,867,958

Proposal 2 — Ratification of Selection of Independent Registered Public Accounting Firm

Stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015. The proposal received the following final voting results: 32,332,839 for; 84,168 against; and 54,826 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER BAY REALTY TRUST CORP.

	By:	/s/ DANIEL J. BUECHLER
Daniel J. Buechler
General Counsel and Secretary

Date: May 21, 2015